EXHIBIT 3.3

ALLY CENTRAL ORIGINATING LEASE TRUST

ACOLT 2014-SN2 SUPPLEMENT

TO DECLARATION OF TRUST

Between

ALLY CENTRAL ORIGINATING LEASE LLC

as Residual Certificateholder

and

DEUTSCHE BANK TRUST COMPANY DELAWARE,

as ACOLT Owner Trustee

Dated as of October 22, 2014

EXHIBITS

Exhibit A	Form of ACOLT 2014-SN2 Series Certificate

i

ACOLT 2014-SN2 SUPPLEMENT

TO DECLARATION OF TRUST

THIS ACOLT 2014-SN2 SUPPLEMENT TO DECLARATION OF TRUST (as amended, modified or supplemented from time to time, the “ACOLT Series Supplement”), is dated and effective as of October 22, 2014 between ALLY CENTRAL ORIGINATING LEASE LLC, a Delaware limited liability company (“ACOL LLC”), as the holder of the residual interest in Ally Central Originating Lease Trust (the “Trust”) (in such capacity, the “Residual Certificateholder”), and DEUTSCHE BANK TRUST COMPANY DELAWARE, as ACOLT Owner Trustee (in such capacity, together with any successor or permitted assign, the “ACOLT Owner Trustee”).

WHEREAS, the Trust was created pursuant to a Declaration of Trust, dated as of April 7, 2010 (as it may be amended from time to time, the “Declaration of Trust”), by Deutsche Bank Trust Company Delaware, as ACOLT Owner Trustee, and acknowledged, accepted and agreed to by ACOL LLC, as Residual Certificateholder, for the purposes of acquiring, accepting, managing, administering and holding the Leases and the Leased Vehicles related thereto, issuing and selling from time to time evidences of indebtedness, and engaging in such other activities as may be required, subject to compliance with the Basic Documents, in accordance with the Declaration of Trust;

WHEREAS, the Trust, Ally Financial Inc. (“Ally Financial”), as Servicer (in such capacity, the “Servicer”), and Citibank, N.A., as ACOLT Indenture Trustee (the “ACOLT Indenture Trustee”), also have entered into that certain ACOLT 2014-SN2 Servicing Agreement, dated as of October 22, 2014 (as it may be amended from time to time, the “Servicing Agreement”), which provides, among other things, for the servicing of the Lease Assets by the Servicer;

WHEREAS, the Declaration of Trust contemplates that, from time to time the ACOLT Owner Trustee, on behalf of the Trust and at the direction of the Residual Certificateholder, will identify and allocate on the Trust’s books and records certain Trust Assets to separate Series Portfolios (as defined in the Declaration of Trust) and create and issue certificates to or upon written order of the Residual Certificateholder representing separate series of equity beneficial interests in the Trust (each, a “Series Certificate” and together, the “Series Certificates”), the beneficiary or beneficiaries of which will hold an exclusive equity beneficial ownership interest in the related Series Portfolios, all as set forth in the Declaration of Trust;

WHEREAS, the parties hereto desire to supplement the terms of the Declaration of Trust to: (i) cause the ACOLT Owner Trustee to identify and allocate, for all purposes of the Trust, certain Leases and the related Leased Vehicles to the Series 2014-SN2 Portfolio; (ii) create and issue a Series Certificate designated as the “Ally Central Originating Lease Trust 2014-SN2 Certificate” that will evidence and represent the entire and exclusive equity beneficial ownership interest in Series 2014-SN2 and the interests in the Series 2014-SN2 Portfolio represented thereby (the “ACOLT Certificate”); (iii) provide for the Trust’s continued holding of record title to the Series 2014-SN2 Portfolio (excluding the related Leased Vehicles contained therein, which will continue to be titled in the name of VAULT) as agent and nominee for (and for the benefit of) the holder of the ACOLT Certificate and the other Further Holders; and (iv) set forth the terms and conditions thereof; and

WHEREAS, concurrently herewith, pursuant to the ACOLT Indenture, the Trust will issue the Secured Notes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE IX

DEFINITIONS; THIRD-PARTY BENEFICIARIES

Section 9.1 Definitions.

For all purposes of this ACOLT Series Supplement, (a) unless otherwise defined herein, all capitalized terms used herein which are not defined herein and which are defined in Exhibit I to the Declaration of Trust shall have the meanings attributed to them in Exhibit I to the Declaration of Trust, (b) all capitalized terms used herein which are not defined herein or in Exhibit I to the Declaration of Trust and which are defined in Part I of Appendix A to the Administration Agreement (the “Administration Agreement”), dated as of October 22, 2014, by and among Ally Auto Assets LLC, Ally Financial and Ally Auto Receivables Trust 2014-SN2 shall have the meanings attributed to them Appendix A to the Administration Agreement and (c) the rules of construction set forth in Part II of Appendix A to the Administration Agreement shall be applicable to this ACOLT Series Supplement.

Section 9.2 Rights in Respect of Series 2014-SN2.

The holder and pledgees of the Secured Notes and the ACOLT Certificate and their respective successors and permitted assigns are third-party beneficiaries of the Declaration of Trust and this ACOLT Series Supplement, insofar as they apply to Series 2014-SN2 and such holders or pledgees.

ARTICLE X

CREATION OF SERIES 2014-SN2

Section 10.1 Creation of the Series 2014-SN2 Portfolio and Series 2014-SN2; Allocation of Additional Leases and Leased Vehicles Related Thereto.

(a) Pursuant to Section 3.2 of the Declaration of Trust, the Residual Certificateholder hereby directs the ACOLT Owner Trustee to identify and allocate or cause to be identified and allocated for all purposes of the Trust on the books and records of the Trust a separate portfolio of Leases and the Leased Vehicles related thereto to be accounted for and held in trust independently from all other assets within the Owner Trust Estate consisting of the Lease Assets, which shall include any Lease Assets identified in the Transfer Direction, and all other Trust Assets to the extent related thereto, including the Sold Assets (collectively, the “Series 2014-SN2 Portfolio”). Based upon their identification and allocation by the Residual Certificateholder pursuant to the Allocation Notice, the ACOLT Owner Trustee will identify and allocate such Lease Assets as a portfolio of Trust Assets to be held by the Trust, as agent and nominee of the holder of the ACOLT Certificate, each such Lease Asset to be identified for all purposes on the books and accounts of the Trust as belonging exclusively to the Series 2014-SN2 Portfolio.

(b) Pursuant to Section 3.2 of the Declaration of Trust, the ACOLT Owner Trustee hereby creates a Series, which shall be known as “Series 2014-SN2” and which shall represent an exclusive and specific divided equity beneficial ownership interest solely in the Series 2014-SN2 Portfolio and those proceeds or assets derived from or earned by such Series 2014-SN2 Portfolio.

(c) The ACOLT Owner Trustee is hereby authorized to execute and deliver the ACOLT Transaction Documents to which the Trust is a party.

(d) From time to time after the date hereof, Leases and the related Leased Vehicles included in the Lease Assets may be removed from Series 2014-SN2 in accordance with the ACOLT Indenture and the Servicing Agreement. As of any date of determination, the Series 2014-SN2 Portfolio shall include the Leases and the related Leased Vehicles listed on the Lease Assets Schedule maintained by the Servicer pursuant to Section 2.19 of the Servicing Agreement.

(e) Legal title to all the Series 2014-SN2 Portfolio shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Series 2014-SN2 Portfolio to be vested in a trustee or trustees, in which case title shall be deemed to be transferred to and vested in the ACOLT Owner Trustee, a co-trustee and/or a separate trustee or any successor thereto, as the case may be. Any such trustee shall take such part of the Series 2014-SN2 Portfolio subject to the security interest therein of the ACOLT Indenture Trustee on behalf of the Secured Noteholders established under the ACOLT Indenture. Such trustee’s acceptance of its appointment shall constitute acknowledgment of such security interest and shall constitute a Grant to the ACOLT Indenture Trustee in all property held by such trustee. Any such trustee (other than the ACOLT Owner Trustee) shall prepare and file all such financing statements naming such trustee as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of the ACOLT Indenture Trustee.

Section 10.2 Issuance and Form of Sold Series Certificate.

(a) Series 2014-SN2 shall be represented by the ACOLT Certificate which shall represent an exclusive divided equity beneficial ownership interest in Series 2014-SN2 and the Series 2014-SN2 Portfolio, as further set forth herein. The ACOLT Certificate shall be substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required by this ACOLT Series Supplement and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith and with the Declaration of Trust, be directed by the Residual Certificateholder. Any portion of the ACOLT Certificate may be set forth on the reverse thereof. The ACOLT Certificate shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith and with the Declaration of Trust, be determined by the Residual Certificateholder.

(b) As required by Section 3.2(b) of the Declaration of Trust, the ACOLT Certificate shall contain an express written release and subordination of any claim by any holder thereof to any proceeds or assets of the ACOLT Owner Trustee and to the assets comprising the Owner Trust Estate other than those from time to time included within the Series 2014-SN2 Portfolio and those proceeds or assets derived from or earned by such Series 2014-SN2 Portfolio.

Section 10.3 Transferability of ACOLT Series Interests. Interests in Series 2014-SN2 and the ACOLT Certificate shall be freely transferable, subject to the restrictions set forth in Sections 3.2(e) and 4.2 of the Declaration of Trust, applicable law and any contractual provisions limiting such transferability to which the holder of Series 2014-SN2 and the ACOLT Certificate shall have otherwise agreed. Notwithstanding the foregoing, no transfer of the ACOLT Certificate or Series 2014-SN2 represented thereby shall be effective unless and until the ACOLT Certificate shall be delivered to the ACOLT Owner Trustee for registration of transfer together with an assignment attached thereto executed by the registered holder thereof.

Section 10.4 Pledge of Series 2014-SN2 Portfolio. The parties hereto acknowledge and agree that the Trust, pursuant to the ACOLT Indenture, will pledge those Trust Assets comprising the Series 2014-SN2 Portfolio to the ACOLT Indenture Trustee to secure ACOLT’s obligations under the Secured Notes.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Amendment, Etc.

(a) Notwithstanding Section 8.4 of the Declaration of Trust, the Declaration of Trust, as supplemented by this ACOLT Series Supplement, to the extent that it deals solely with Series 2014-SN2 and the Series 2014-SN2 Portfolio, may be amended in accordance with this Section 11.1.

(b) The Declaration of Trust and this ACOLT Series Supplement may be amended by the parties hereto, without the consent of any other Person, (i) to cure any ambiguity or defect, (ii) to correct or supplement any provision in the Declaration of Trust that may be defective or inconsistent with any other provision of the Declaration of Trust or this ACOLT Series Supplement or (iii) to add, change or eliminate any other provision of the Declaration of Trust in any manner that shall not adversely affect in any material respect the interests of any Secured Noteholder or the ACOLT Certificateholder; provided, however, that (1) an officer of ACOL LLC shall certify to the ACOLT Owner Trustee that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied in all material respects and (2) an Opinion of Counsel shall be furnished to the ACOLT Owner Trustee or its designated agent to the effect that (i) such amendment is authorized or permitted by this Section 11.1(b), and (ii) the execution and delivery of such amendment will not (A) materially adversely affect the federal or any applicable state income or franchise taxation of any outstanding Secured Notes, Certificates or of the Trust and (B) cause the Trust to be taxable as a corporation for federal or any applicable state income or franchise tax purposes.

(c) The Declaration of Trust and the Series 2014-SN2 Portfolio, may be amended from time to time, with prior notice to each Rating Agency (if any Rated Notes are outstanding), for any reason not specified in Section 11.1(b) or Section 8.4 of the Declaration of Trust, by the parties thereto, and this ACOLT Series Supplement may be amended in any respect from time to time, by the parties hereto, in each case with the consent of the Secured Noteholders (if the Secured Noteholders are materially adversely affected thereby) or the ACOLT Certificateholder (if the ACOLT Certificateholder is materially adversely affected thereby).

Section 11.2 Governing Law.

THIS ACOLT SERIES SUPPLEMENT SHALL BE CREATED UNDER AND GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.3 Notices.

All demands, notices and communications under this ACOLT Series Supplement or the Declaration of Trust shall be in writing and shall be delivered as specified in Part III of Exhibit I to the Declaration of Trust, or if not specified therein, in Part III of Appendix A to the Administration Agreement.

Section 11.4 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this ACOLT Series Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this ACOLT Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this ACOLT Series Supplement or of the ACOLT Certificate or the rights of the holder thereof. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this ACOLT Series Supplement invalid or unenforceable in any respect.

Section 11.5 Effect of ACOLT Series Supplement on Declaration of Trust and Basic Documents.

(a) Except as otherwise specifically provided herein: (i) the parties shall continue to be bound by all provisions of the Declaration of Trust; and (ii) the provisions set forth herein operate either as additions to or modifications of the obligations of the parties under the Declaration of Trust, as the context may require. In the event of any conflict between the provisions of this ACOLT Series Supplement and the Declaration of Trust with respect to Series 2014-SN2, the provisions of this ACOLT Series Supplement shall prevail.

(b) For purposes of determining the parties’ obligations under this ACOLT Series Supplement with respect to Series 2014-SN2, general references in the Declaration of Trust to:

(i) the Series Portfolio shall be deemed to refer more specifically to the Series 2014-SN2 Portfolio and (ii) the ACOLT Series Supplement shall be deemed to refer more specifically to this ACOLT Series Supplement.

Section 11.6 Each ACOLT Series Separate; Assignees of ACOLT Series.

It is intended by the parties hereto that Series 2014-SN2 is a separate series of the Trust as provided in Section 3806(b)(2) of the Statutory Trust Act. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Series 2014-SN2 or the Lease Assets shall be enforceable against the Series 2014-SN2 Portfolio only, and not against any other Trust Assets or the Residual Trust Assets. Except to the extent required by law or specified in the Declaration of Trust or this ACOLT Series Supplement, the Lease Assets are not subject to claims, liabilities, expenses or obligations arising from or with respect to the Trust, the ACOLT Owner Trustee, the Residual Interest or any other ACOLT Series in respect of such claim. No creditor or holder of a claim relating to assets allocated to Series 2014-SN2 shall be entitled to maintain any action against or recover any assets allocated to the Residual Interest or any other ACOLT Series. Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Statutory Trust Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each ACOLT Series and the Residual Interest. Any purchaser, assignee or pledgee of an interest in Series 2014-SN2 or the ACOLT Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Trust a no petition covenant substantially similar to that set forth in Section 8.8 of the Declaration of Trust, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the Residual Interest or Residual Certificate and any other ACOLT Series or Series Certificate, to release all claims to the assets of the Trust allocated to the Residual Interest and each other Series Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Trust allocated to the Residual Interest and each other Series Portfolio. In the event of a sale or assignment of a Series Certificate, such purchaser or assignee shall be a beneficiary of the Trust in the manner and to the extent set forth in the Series Certificate so acquired and in the applicable ACOLT Series Supplement.

Section 11.7 Nonpetition; Release of Claims.

Notwithstanding any other provision of the Declaration of Trust, this ACOLT Series Supplement, any other Basic Document or any other ACOLT Transaction Document and notwithstanding any prior termination of the Declaration of Trust or this ACOLT Series Supplement, to the fullest extent permitted by law, each Certificateholder and the ACOLT Owner Trustee shall not, prior to the date which is one year and one day after the termination of the Declaration of Trust with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

Section 11.8 Tax Matters.

Each of the Residual Certificateholder and the ACOLT Owner Trustee agree that for federal and state income tax purposes it shall not treat this ACOLT Series Supplement as creating or constituting a trust, partnership, association taxable as a corporation or any other type of separate entity (and will report for such purposes in a consistent manner therewith). Instead, it is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated (i) when the Certificates are legally or beneficially owned by two or more Persons, as a partnership and (ii) when the Certificates are legally or beneficially owned by one Person, as a disregarded entity for purposes of Treasury Regulation 301.7701-3, and in each case, that the provisions of this ACOLT Series Supplement shall be construed in accordance with such intent. Each such party further agrees that the Trust is acting as holder of record title to the Series 2014-SN2 Portfolio, other than the Leased Vehicles contained therein, solely for the benefit of, and as agent and nominee of, the holder of the ACOLT Certificate, and shall not hold itself out or act in a manner inconsistent with it acting merely as agent and nominee.

Section 11.9 Information to be Provided by the ACOLT Owner Trustee.

(a) The ACOLT Owner Trustee agrees to cooperate in good faith with any reasonable request by the Servicer for information regarding the ACOLT Owner Trustee which is required in order to enable the Servicer to comply with the provisions of Items 1104(e), 1121(c), 1117 and 1119 of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the ACOLT Owner Trustee or to the ACOLT Owner Trustee’s obligations under this Agreement; provided that with respect to Rule 15Ga-1 and Items 1104(e) and 1121(c), the ACOLT Owner Trustee shall not be deemed a “securitizer” under Regulation AB or the Exchange Act.

(b) Except to the extent disclosed by the ACOLT Owner Trustee in subsection (c) or (d) below, the ACOLT Owner Trustee shall be deemed to have represented to the Servicer on the first day of each Monthly Period with respect to the prior Monthly Period that to the best of its knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Deutsche Bank Trust Company Delaware or any property of Deutsche Bank Trust Company Delaware that would be material to any Secured Noteholder or, to the extent that the ACOLT Certificates are registered under the Securities Act for public sale, any holder of such ACOLT Certificates.

(c) The ACOLT Owner Trustee shall, as promptly as practicable following notice to or discovery by the ACOLT Owner Trustee of any changes to any information regarding the ACOLT Owner Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Servicer, in writing, such updated information.

(d) The ACOLT Owner Trustee shall deliver to the Servicer on or before March 15 of each calendar year, beginning with March 15, 2015, a report of a representative of the ACOLT

Owner Trustee with respect to the immediately preceding calendar year certifying, on behalf of the ACOLT Owner Trustee, that except to the extent otherwise disclosed in writing to the Servicer, to the best of his or her knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Deutsche Bank Trust Company Delaware or any property of Deutsche Bank Trust Company Delaware that would be material to any Secured Noteholder or, to the extent that the ACOLT Certificates are registered under the Securities Act for public sale, any holder of such ACOLT Certificates.

(e) The ACOLT Owner Trustee shall deliver to the Servicer on or before March 15 of each calendar year, beginning with March 15, 2015, a report of a representative of the ACOLT Owner Trustee with respect to the immediately preceding calendar year providing to the Servicer such information regarding the ACOLT Owner Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum, a description of any affiliation between the ACOLT Owner Trustee and any of the following parties to this securitization transaction, as such parties are identified to the ACOLT Owner Trustee by the Servicer in writing in advance of this securitization transaction:

(i)	Ally Auto Assets LLC;

(ii)	Ally Financial;

(iii)	the Issuing Entity;

(iv)	the Servicer;

(v)	the ACOLT Indenture Trustee;

(vi)	the AART Indenture Trustee;

(vii)	ACOL LLC;

(viii)	ACOLT; and

(ix)	any other material transaction party.

(f) In connection with the parties listed in clauses (i) through (ix) above, the ACOLT Owner Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset backed securities issued in this securitization transaction.

(g) The ACOLT Owner Trustee shall provide the Servicer with notification, as soon as practicable and in any event within five Business Days, of all demands delivered to a Reporting Officer of the ACOLT Owner Trustee for the repurchase or replacement of any Lease Asset pursuant to Section 4.04 of the Sale and Contribution Agreement or Section 2.13 of the Servicing Agreement, as applicable. Subject to this Section 11.9, the ACOLT Owner Trustee shall have no obligation to take any other action with respect to any demand. Except as set forth in the ACOLT Transaction Documents, in no event shall the ACOLT Owner Trustee have (i) any responsibility or liability in connection with any filing to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 11.9.

Section 11.10 Compliance with the FDIC Rule.

The ACOLT Owner Trustee agrees to use reasonable efforts to comply with any request of the Servicer to facilitate compliance with Article XII of the AART Indenture by the Ally Parties.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this ACOLT Series Supplement to be duly executed by their respective officers as of the day and year first above written.

ALLY CENTRAL ORIGINATING LEASE LLC,
as Residual Certificateholder

By:	/s/ C.T. Salter
Name:	C.T. Salter
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY DELAWARE, as ACOLT Owner Trustee

By:	/s/ Mark DiGiacomo
Name:	Mark DiGiacomo
Title:	Attorney-in-fact

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Attorney-in-fact

Supplement to Declaration of Trust (AART 2014-SN2)

EXHIBIT A

FORM OF ACOLT 2014-SN2 CERTIFICATE

ALLY CENTRAL ORIGINATING LEASE TRUST

ACOLT CERTIFICATE

October 22, 2014

Evidencing an exclusive and specific divided equity beneficial interest in all Lease Assets (as defined below).

(This Certificate does not represent an interest in or obligation of Ally Bank, Ally Central Originating Lease LLC or any of their Affiliates, except to the extent described below).

Number Series 2014-SN2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND THE VARIOUS STATE SECURITIES LAWS. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND IS OTHERWISE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH IN THE ACOLT 2014-SN2 SUPPLEMENT TO THE DECLARATION OF TRUST (AS DEFINED BELOW).

THIS CERTIFICATE (OR ANY INTEREST HEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), WHETHER OR NOT IT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (iii) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”). BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND ANY RELATED CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN INVESTOR AND IS NOT PURCHASING ON BEHALF OF A BENEFIT PLAN INVESTOR AND, IF REQUESTED TO DO SO BY THE TRUST, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE ACOLT OWNER TRUSTEE AN UNDERTAKING LETTER TO SUCH EFFECT IN THE FORM SPECIFIED IN THE DECLARATION OF TRUST.

THIS CERTIFIES THAT Ally Central Originating Lease LLC, a Delaware limited liability company, is the registered owner of a nonassessable, fully-paid, equity beneficial interest in the Series 2014-SN2 Portfolio (as hereinafter defined) of Ally Central Originating Lease Trust, a Delaware statutory trust (“Trust”) of which Ally Central Originating Lease LLC, a Delaware limited liability company, is the residual certificateholder (“ACOL LLC” or, in its

Ex. A-1

capacity as residual certificateholder thereunder, and, together with any successor or assign in such capacity, the “Residual Certificateholder”), and for which Deutsche Bank Trust Company Delaware is the ACOLT Owner Trustee (in such capacity, together with any successor or permitted assign, the “ACOLT Owner Trustee”). The Trust exists pursuant to the Declaration of Trust, dated as of April 7, 2010 (as it may be amended from time to time, the “Declaration of Trust”), by the ACOLT Owner Trustee and acknowledged, accepted and agreed to by ACOL LLC, as Residual Certificateholder, as supplemented for purposes hereof by that certain ACOLT 2014-SN2 Supplement to the Declaration of Trust, dated as of October 22, 2014 (as it may be amended from time to time, the “ACOLT 2014-SN2 Supplement to the Declaration of Trust”), between ACOL LLC, as Residual Certificateholder, and the ACOLT Owner Trustee. A summary of certain of the pertinent portions of the Declaration of Trust is set forth below. To the extent not otherwise defined herein, capitalized terms used herein have the meanings set forth in Part I of Exhibit I to the Declaration of Trust.

This Certificate is the duly authorized certificate issued under the Declaration of Trust and the ACOLT 2014-SN2 Supplement to the Declaration of Trust, and is designated as “Ally Central Originating Lease Trust 2014-SN2 Certificate” (the “ACOLT Certificate”). This ACOLT Certificate is issued under and is subject to the terms, provisions and conditions of the Declaration of Trust (including the ACOLT 2014-SN2 Supplement to the Declaration of Trust), the terms of which are incorporated herein by reference and made a part hereof, to which Declaration of Trust the holder of this ACOLT Certificate by virtue of the acceptance hereof assents and by which such holder is bound. There has also been issued under the Declaration of Trust a Residual Certificate (the “Residual Certificate”), and there may be issued from time to time various additional series of Certificates representing ACOLT Series of equity beneficial interests (each such additional Certificate, a “Series Certificate” and, together with the Residual Certificate, the “Certificates”). The Residual Certificate evidences an exclusive, undivided beneficial interest in ACOLT Assets other than Trust Assets allocated to a particular ACOLT Series (each as defined in the Declaration of Trust), and each series of Series Certificates, taken together, will evidence an exclusive and specific divided equity beneficial interest in a separate Series Portfolio (as defined below).

The Declaration of Trust provides that, from time to time, certain of ACOLT Assets will be identified and allocated on the records of the Trust into one or more separate portfolios of ACOLT Assets (each such portfolio, a “Series Portfolio”). The equity beneficial interest in each such Series Portfolio will constitute a separate series of an equity beneficial interest (an “ACOLT Series”) in the Trust. Pursuant to the ACOLT 2014-SN2 Supplement to the Declaration of Trust, the equity beneficial interest in a separate Series Portfolio (the “Series 2014-SN2 Portfolio”) was designated as a separate ACOLT Series known as “Series 2014-SN2.”

The rights of the holder of this Certificate to the proceeds of the Lease Assets are and will be further set forth in the Declaration of Trust and the ACOLT 2014-SN2 Supplement to the Declaration of Trust.

This Certificate does not represent an obligation of, or an interest in Ally Bank, ACOL LLC or the ACOLT Owner Trustee, or any of their respective Affiliates (other than the Trust). This Certificate is limited in right of payment to certain collections and recoveries respecting the Lease Assets allocated to the Series 2014-SN2 Portfolio, all to the extent and as more

Ex. A-2

specifically set forth in the Declaration of Trust. A copy of the Declaration of Trust may be examined during normal business hours at the Corporate Trust Office of the ACOLT Owner Trustee, and at such other places, if any, designated by the ACOLT Owner Trustee, by the holder hereof upon request.

By accepting this Certificate, the holder hereof releases (or fully subordinates, but only to the extent such release is not given effect) any claim in respect of this Certificate to any proceeds or assets of the Trust, other than the Lease Assets and the proceeds thereof from time to time included within the Series 2014-SN2 Portfolio.

The ACOLT 2014-SN2 Supplement to the Declaration of Trust permits, with certain exceptions provided therein, the amendment of the Declaration of Trust and the ACOLT 2014-SN2 Supplement to the Declaration of Trust, and the modification of the rights and obligations of the parties thereto with respect to the Lease Assets, the Series 2014-SN2 Portfolio and Series 2014-SN2 and the rights of the holder of the ACOLT Certificate at any time by the holder of the ACOLT Certificate, the Residual Certificateholder and the ACOLT Owner Trustee. If approval of any holder of this Certificate is required, any such consent shall be conclusive and binding on such holder and on all future holders hereof and of any Certificate issued upon the permitted transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The ACOLT 2014-SN2 Supplement to the Declaration of Trust also permits the amendment thereof, in certain circumstances, without the consent of any Person other than the Residual Certificateholder and the ACOLT Owner Trustee.

The holder of this Certificate (and each pledgee of this Certificate, by virtue of its acceptance of such pledge) covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Declaration of Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

No bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law shall be instituted by the Trust without the consent of the ACOLT Owner Trustee. The ACOLT Owner Trustee shall not so consent unless directed to do so by all of the Certificateholders in accordance with Section 5.3 of the Declaration of Trust.

Prior to due presentation of this Certificate for registration of a permitted transfer, the ACOLT Owner Trustee, the certificate registrar and any of their respective agents may treat the person or entity in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and, except as provided for in the Declaration of Trust, neither the ACOLT Owner Trustee, the certificate registrar nor any such agent shall be affected by any notice to the contrary.

Unless this Certificate shall have been executed and authenticated by the ACOLT Owner Trustee or Deutsche Bank Trust Company Americas, as the ACOLT Owner Trustee’s authenticating agent, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Declaration of Trust or be valid for any purpose.

Ex. A-3

No interest in Series 2014-SN2, this Certificate or the Series 2014-SN2 Portfolio shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Trust would become a publicly traded partnership.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[Remainder of page intentionally left blank.]

Ex. A-4

IN WITNESS WHEREOF, the ACOLT Owner Trustee on behalf of the Trust and not in its individual capacity has caused this ACOLT Certificate to be duly executed and authenticated as of the date first above written.

ALLY CENTRAL ORIGINATING LEASE TRUST

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as ACOLT Owner Trustee

By:
Authorized Officer

Ex. A-5

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series Certificates referred to in the Declaration of Trust and in the ACOLT 2014-SN2 Supplement to the Declaration of Trust.

Dated as of October 22, 2014

DEUTSCHE BANK TRUST COMPANY DELAWARE, as ACOLT Owner Trustee

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Authorized Signatory

Ex. A-6